UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2006

PRIME GROUP REALTY TRUST

(Exact name of registrant as specified in its charter)

MARYLAND                                    1-13589          36-4173047

(State or other jurisdiction of                (Commission File (I.R.S. Employer

incorporation or organization)               Number) Identification No.)

77 West Wacker Drive, Suite 3900, Chicago, Illinois                               60601

(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code: (312) 917-1300.

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into Material Definitive Agreement.

Prime Group Realty Trust (the “Company”) issued a press release today announcing that on November 21, 2006, the owners of the Continental Towers property located at 1701 Golf Road, Rolling Meadows, Illinois (the “Property”) refinanced the property with a first mortgage loan in the principal amount of $115.0 million (the “Senior Loan”) from CWCapital LLC (“Senior Lender”). Proceeds of the loan were utilized to (i) repay the existing first mortgage loan encumbering the Property in the principal amount of $75.0 million and (ii) partially repay approximately $36.6 million of the junior mortgage loan (the “Junior Loan”) encumbering the Property. The Junior Loan is held by PGRT Equity LLC (“Prime Equity”), a wholly owned subsidiary of the Company’s operating partnership, Prime Group Realty, L.P. (the “Operating Partnership”). After the partial repayment of the Junior Loan, approximately $128.6 million of principal and accrued interest remains outstanding under the Junior Loan. Prime Equity used the funds from the partial prepayment of the Junior Loan, and certain other funds, to make a repayment of $39.2 million to Citicorp USA Inc. (“Citicorp”), in order to partially repay the existing mezzanine loan from Citicorp to Prime Equity in the original principal amount of $58.0 million.

Although the Company does not own fee title to the Continental Towers property, we have a significant economic interest in the Property through our ownership of the Junior Loan secured by the property, and we consolidate the Property’s operations into our financial statements and account for it as an owned property. In addition, a subsidiary of Prime Equity manages the Property.

The Senior Loan has a fixed interest rate of 5.864% per year and matures on December 1, 2016. The loan may not be prepaid except during the last three months of the loan term and except that upon the earlier of (a) 24 months following the securization of the Senior Loan or (b) 36 months after closing, the Senior Loan may be prepaid based upon a standard defeasance formula. Payments of interest only are due monthly and there is no required principal amortization. The loan is assumable subject to the Senior Lender’s reasonable consent and the payment of a 0.50% transfer fee, as well as the satisfaction of certain other requirements as more fully set forth in the loan documents.

The Senior Loan is non-recourse to the borrower except for certain recourse exceptions, including waste, fraud, misallocation of funds and other similar exceptions, which recourse exceptions have been guaranteed by our Operating Partnership (the “Non-Recourse Carve-Out Guaranty”). Our Operating Partnership also entered into an environmental indemnity agreement, and Prime Equity entered into an subordination and standstill agreement relating to the Junior Loan for the benefit of the Senior Lender. The Non-Recourse Carve-Out Guaranty includes a covenant that our Operating Partnership will maintain a minimum net worth of $50.0 million, calculated by adding back accumulated depreciation. In the event the Operating Partnership does not maintain this net worth, then all net cash flow from the Property will be swept into a cash collateral account to secure the Senior Loan until our Operating Partnership meets such requirement, or obtains a substitute guarantor or letter of credit equal to the net worth shortfall, as more fully described in the loan documents.

The Senior Loan provides for the establishment of various customary and negotiated leasing, tenant improvements, real estate tax and insurance reserves as more fully set forth in the loan documents.

In connection with the closing of the Senior Loan, the partners of one of the co-owners of the Property, Continental Towers Associates-I, L.P. (“CTA-I”), created a new entity named Continental Towers Associates II, LLC (“CTA-II”), a Delaware limited liability company wholly owned by the existing partners of CTA-I. CTA-I’s interest in the Property was then transferred to Continental Towers Associates III, LLC (“CTA-III”), a wholly owned subsidiary of CTA-II. Accordingly, the Property is now owned as tenants in common by (i) Continental Towers, L.L.C. (“64% Owner”), as a co-owner having an undivided 64% interest in the property, and (ii) CTA-III (“36% Owner”), as a co-owner having an undivided 36% interest in the property. Richard A. Heise, an individual unaffiliated with the Company, owns a 96.7429% limited partnership interest in the CTA-II, the parent of 36% Owner. The remaining ownership interests in CTA-II and all of the ownership interests in 64% Owner are owned by affiliates of Mr. Yochanan Danziger (the “CT General Partner”), also an individual unaffiliated with the Company.

ITEM 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

See the discussion in Item 1.01.

This Form 8-K filing contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words "believes", "expects", "anticipates", "estimates", and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission.

ITEM 9.01Financial Statements and Exhibits.

(c)	Exhibits.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits.
Exhibit No.	Description
10.1

Promissory Note, dated as of November 21, 2006, from Continental Towers Associates III, LLC, and Continental Towers, L.L.C, jointly and severally, payable to the order of CWCapital LLC in the original principal amount of $115.0 million.

10.2

Mortgage, Security Agreement and Fixture Financing Statement, dated as of November 21, 2006, by Continental Towers Associates III, LLC and Continental Towers, L.L.C., jointly and severally, in favor of CWCapital LLC.

10.3	Guaranty, dated as of November 21, 2006, by Prime Group Realty, L.P. for the benefit of CWCapital LLC.
10.4	Subordination and Standstill Agreement, dated as of November 21, 2006, by PGRT Equity LLC for the benefit of CWCapital LLC.
10.5	First Amendment to Co-Ownership Agreement, dated as of November 21, 2006, by and among Continental Towers Associates III, LLC and Continental Towers, L.L.C.
10.6

First Amendment to Amended and Restated Tax Indemnity Agreement, dated November 21, 2006, by and among Prime Group Realty, L.P., Richard A. Heise, CTA General Partner, LLC and Continental Towers, L.L.C.

10.7	Amended and Restated Promissory Note, dated as of November 21, 2006 from Continental Towers, L.L.C. and Continental Towers Associates III, LLC payable to the order of PGRT Equity, L.L.C.
10.8	Second Amended and Restated Loan Agreement, dated as of November 21, 2006, by and between PGRT Equity, LLC, and Continental Towers Associates III, LLC and Continental Towers, L.L.C.
10.9

Amended and Restated Mortgage and Security Agreement, dated November 21, 2006, by Continental Towers, L.L.C. and Continental Towers Associates III, LLC, in favor of and for the benefit of PGRT Equity, L.L.C.

99.1	Press Release of Prime Group Realty Trust dated November 28, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GROUP REALTY TRUST

Dated: November 28, 2006	By:/s/ Jeffrey A. Patterson
Jeffrey A. Patterson
President and Chief Executive Office

EXHIBIT 99.1

PRIME GROUP REALTY TRUST ANNOUNCES

REFINANCING OF CONTINENTAL TOWERS

Chicago, IL. November 28, 2006 – Prime Group Realty Trust (NYSE: PGEPRB) (the “Company”) is announcing that on November 21, 2006, the owners of the Continental Towers property located at 1701 Golf Road, Rolling Meadows, Illinois (the “Property”) refinanced the property with a first mortgage loan in the principal amount of $115.0 million (the “Senior Loan”) from CWCapital LLC (“Senior Lender”). Proceeds of the loan were utilized to (i) repay the existing first mortgage loan encumbering the Property in the principal amount of $75.0 million and (ii) partially repay approximately $36.6 million of the junior mortgage loan (the “Junior Loan”) encumbering the Property. The Junior Loan is held by a wholly owned subsidiary of the Company’s operating partnership, Prime Group Realty, L.P. After the partial repayment of the Junior Loan, approximately $128.6 million of principal and accrued interest remains outstanding under the Junior Loan. The Company used the funds from the partial prepayment of the Junior Loan, and certain other funds, to make a repayment of $39.2 million to Citicorp USA Inc. (“Citicorp”), in order to partially repay an existing mezzanine loan from Citicorp in the original principal amount of $58.0 million.

Although the Company does not own fee title to the Continental Towers property, the Company has a significant economic interest in the Property through its ownership of the Junior Loan secured by the property, and the Company consolidates the Property’s operations into its financial statements and accounts for it as an owned property. In addition, a subsidiary of the Company manages the Property.

The Senior Loan has a fixed interest rate of 5.864% per year and matures on December 1, 2016. Payments of interest only are due monthly and there is no required principal amortization.

Additional information regarding the foregoing matters can be found in the Company’s current Report on Form 8-K filed with the United States Securities and Exchange Commission on or about the date of this press release. A copy of the Form 8-K can be found at the Company’s web site at www.pgrt.com.

About the Company

Owned by one of the largest private real estate owners in the country, The Lightstone Group, Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) that owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The Company owns 10 office properties containing an aggregate of 3.9 million net rentable square feet, one industrial property comprised of approximately 120,000 square feet and two joint venture interests in office properties totaling approximately 1.1 million net rentable square feet. It leases and manages all 5.0 million square feet. In addition, the Company is also the managing and leasing agent for the 1.5 million square foot Citadel Center office building located at 131 South Dearborn Street in Chicago, Illinois.

For more information about Prime Group Realty Trust, contact the company’s Chicago headquarters at (312) 917-1300 or visit its website at www.pgrt.com.

Founded in 1988, The Lightstone Group is ranked among the 25 largest real estate companies in the industry with a diversified portfolio of over 20,000 residential units as well as office, industrial and retail properties totaling approximately 30 million square feet of space in 28 states and Puerto Rico. Headquartered in Lakewood, New Jersey, The Lightstone Group employs over 1,000 professionals and maintains regional offices in New York, Maryland, Virginia and California. The Lightstone Group has acquired in excess of $2 billion in real estate over the past 24 months.

For more information on The Lightstone Group, contact the company’s Lakewood, New Jersey headquarters at (800) 347-4078 or visit www.lightstonegroup.com.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views with respect to future events and financial performance. The words "believes", "expects", "anticipates", "estimates", and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission.

Contact:
Jeffrey A. Patterson	Paul G. Del Vecchio
President and Chief Executive Officer	Senior Vice President—Capital Markets
312/917-1300	312/917-1300